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                                                                  Exhibit 21


      The consolidated subsidiaries of the Registrant at March 1, 1999, were as follows:

                                                               State or Other
                                                              Jurisdiction of
               Name                           Location         Incorporation

Commerce Bank, National Association       Kansas City, MO        United States

        CB Building Corp.                 Kansas City, MO        Missouri

               Tower Redevelopment
               Corporation                Kansas City, MO        Missouri

        Twin City Development
        Company, Inc.                     Kansas City, KS        Kansas

        Commerce Financial Corp.          Clayton, MO            Missouri

               Commerce Realty Corp.      Clayton, MO            Missouri

        County Realty Corp.               Clayton, MO            Missouri

        Commerce Brokerage
        Services, Inc.                    Clayton, MO            Missouri

        Clayton Financial Corp.           Clayton, MO            Missouri

               Clayton Realty Corp.       Clayton, MO            Missouri

        Commerce Insurance
        Services, Inc.                    Fenton, MO             Missouri

Commerce Bank of Omaha,
  National Association                    Omaha, NE              United States

Commerce Bank, National Association       Peoria, IL             United States

Commerce Bank, National Association       Wichita, KS            United States

        Union Center, Inc.                Wichita, KS            Kansas

        21st Street Redevelopment
        Company, L.C.                     Wichita, KS            Kansas

City National Bank                        Pittsburg, KS          United States

The Citizens National Bank in
  Independence                            Independence, KS       United States

Columbus State Bank                       Columbus, KS           Kansas

Mid-America Financial Corp.               Kansas City, MO        Missouri

        Delaware Redevelopment
        Corporation                       Kansas City, MO        Missouri

CBI Insurance Company                     Kansas City, MO        Arizona

Capital for Business, Inc.                Kansas City, MO        Missouri

Commerce Property and Casualty
  Agency, Inc.                            Kansas City, MO        Missouri

Commerce Mortgage Corp.                   Kansas City, MO        Missouri

CFB Venture Fund I, Inc.                  Clayton, MO            Missouri

CFB Partners, Inc.                        Kansas City, MO        Missouri

UBI Financial Services, Inc.              Wichita, KS            Kansas

CBI-Illinois, Inc.                        Kansas City, MO        Delaware

CBI-Kansas, Inc.                          Kansas City, MO        Kansas

        Shawnee State, Inc.               Shawnee, KS            Kansas

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